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AEGON USA Realty Advisors, LLC

4333 Edgewood Road NE

Cedar Rapids, Iowa 52499-5554

P: 319.355.8734

F: 319.355.2314

February 28, 2018

Officer's Certificate

(A) a review of Aegon USA Realty Advisors, LLC's activities during the preceding calendar year, 2017 (the "Reporting Period"), and its performance under the applicable pooling and servicing agreement, trust and servicing agreement or sub-servicing agreement pertaining to the transactions below, has been made under my supervision and

(B) to the best of my knowledge, based on such review, Aegon USA Realty Advisors, LLC has fulfilled all its obligations under the applicable pooling and servicing agreement, trust and servicing agreement or sub-servicing agreement pertaining to the transactions below, in all material respects throughout the Reporting Period.

Report on Assessment of Compliance with Applicable Servicing Criteria Pursuant to Item 1122(d) of Regulation AB under the Securities Exchange Act of 1934

AEGON USA Realty Advisors, LLC ("AEGON") as special servicer for the commercial mortgage backed securities transactions:

• WFLD 2014-MONT Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2014 - MONT

• Commercial Mortgage Pass-Through Certificates Series 2014-GSFL

• GS Mortgage Securities Corporation Trust 2014-NEW, Commercial Mortgage Pass- Through Certificates, Series 2014-NEW

• COMM 2013-300P Mortgage Trust, Commercial Mortgage Pass-Through Certificates

• BAMLL Commercial Mortgage Securities Trust 2013-WBRK, Commercial Mortgage Pass-Through Certificates, Series 2013-WBRK

• Morgan Stanley Capital I Trust 2013-WLSR Commercial Mortgage Pass-Through Certificates, Series 2013-WLSR

• Morgan Stanley Capital I Trust 2013-ALTM Commercial Mortgage Pass-Through Certificates, Series 2013-ALTM

• Four Times Square Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-4 TS

• Merrill Lynch Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through Certificates Series 2006-C1

• CSMC Trust 2015-GLPA

• CSMC Trust 2015-GLPB

• GS Mortgage Securities Corporation Trust 2015-590M

• BAMLL Commercial Mortgage Securities Trust 2015-ASTR

• BAMLL Commercial Mortgage Securities Trust 2015-HAUL

• BAMLL Commercial Mortgage Securities Trust 2015-200P

• Hudson Yards 2016-10HYMortgage Trust Commercial Mortgage Pass-Through Certificates

• BBCMS 2016-ETC Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-ETC

• BAMILL 2016-IQSR Mortgage Trust

• Shops at Crystals Trust 2016-CSTL Commercial Mortgage Pass-Through Certificates, Series 2016-CSTL

• GS Mortgage Securities Corporation Trust 2016-RENT MZB Commercial Mezzanine Pass-Through Certificates, Series 2016-RENT MZB

• LUXE Trust 2016-TRIP MZB Commercial Mezzanine Pass-Through Certificates, Series 2016-TRIP MZBLXE16-TRM

• BANK OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE TRUST 2015- UBS7, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2015- UBS7BACM15U7

• CGGS Commercial Mortgage Trust 2016-RND, Commercial Mortgage Pass-Through Certificates, Series 2016-RND

• BAMLL Commercial Mortgage Securities Trust 2016-SS1

• Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass- Through Certificates, Series 2015-C3 (Charles River)

• Citigroup Commercial Mortgage Trust 2016-SMPL

• COMM 2016-667M Mortgage Trust

• CSMC Trust 2016-MFF

• CFCRE 2016-C6 Mortgage Trust (Potomac Mills)

• GS Mortgage Securities Trust 2016-GS4 (225 Bush Street)

• Hilton USA Trust 2016-HHV

• VNDO Trust 2016-350P

• DBWF 2016-85T Mortgage Trust

• GS Mortgage Securities Corporation Trust 2017-485L

• CSMC Trust 2017-HD

• CSMC Trust 2017-LSTK

• 245 Park Avenue Trust 2017-245P

• UBS Commercial Mortgage Trust 2017-C1

• BXP Trust 2017-GM

• HMH Trust 2017-NSS

• CGDB Commercial Mortgage Trust 2017-BIO

• IMT Trust 2017-APTS

• CSMC 2017-MOON

• J.P. Morgan Chase Commercial Mortgage Securities Trust 2017-MAUI

• MAD Mortgage Trust 2017-330M

• CGDBB Commercial Mortgage Trust 2017-BIOC

• BXP Trust 2017-CC

• BBCMS 2017-DELC Mortgage Trust

• GS Mortgage Securities Corporation Trust 2017-375H

• COMM 2017-DLTA Mortgage Trust

• Great Wolf Trust 2017-WOLF

• UBS Commercial Mortgage Trust 2017-C4

• DBUBS 2017 BRBK Mortgage Trust

• BX Trust 2017-CQHP

• BAMLL Commercial Mortgage Securities Trust 2017-SCH

• GS Mortgage Securities Corporation Trust 2017-FARM

• Wells Fargo Commercial Mortgage Trust 2017-SMP

• Wells Fargo Commercial Mortgage Trust 2017-HSDB

AEGON USA Realty Advisors, LLC

/s/ Greg Dryden

Greg Dryden

Senior Vice President

February 28, 2018